Exhibit 10.5
Execution Copy
COPYRIGHT, PATENT, TRADEMARK AND LICENSE MORTGAGE
     THIS COPYRIGHT, PATENT, TRADEMARK AND LICENSE MORTGAGE (this “Mortgage”) made as of this 29th day of December, 2006, by NEENAH FOUNDRY COMPANY, a Wisconsin corporation, (“Mortgagor”) in favor of THE BANK OF NEW YORK TRUST COMPANY, N.A. (“Mortgagee”), for the benefit of the Secured Parties (as defined below). Unless otherwise defined herein, capitalized terms used and not defined herein shall have the meanings given to such terms in the Security Agreement referred to below.
W I T N E S S E T H:
     WHEREAS, Mortgagor and Mortgagee are parties to an Indenture, dated as of December 29, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of the 9 1/2% Senior Secured Notes due 2017 (“Notes”) of the Mortgagor, all as contemplated therein (with the holders from time to time of Notes being referred to herein as the “Noteholders” and, together with Mortgagee, as the “Secured Parties”);
     WHEREAS, Mortgagor, certain affiliates of Mortgagor, various financial institutions from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent, are party to and amended and restated loan and security agreement, dated as of December 29, 2006 (as so amended and restated and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “ABL Agreement”);
     WHEREAS, Mortgagor, Mortgagee and the subsidiaries of Mortgagor named therein are parties to (i) a Security Agreement, dated as of December 29, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) and (ii) other Noteholder Documents (collectively with the Indenture, the Notes and the Security Agreement, and as each is from time to time amended or otherwise modified, the “Financing Documents”);
     WHEREAS, pursuant to the terms of the Security Agreement, Mortgagor has granted to Mortgagee, for the benefit of the Secured Parties, a security interest in substantially all of Mortgagor’s assets, including, without limitation, the copyrights, copyright agreements, copyright applications, patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, goodwill and certain licenses of Mortgagor;
     NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Mortgagor agrees as follows:

     1. Incorporation of Financing Documents. The Financing Documents and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference.
     2. Mortgage of Copyrights, Patents, Trademarks and Licenses. To secure the complete and timely payment and satisfaction of all of the Obligations (as defined in the Security Agreement), Mortgagor hereby grants to Mortgagee for the benefit of the Secured Parties, a continuing security interest in all of its now existing and hereafter created or acquired:
     (i) copyrights, rights and interests in copyrights, works protectable by copyrights, copyright registrations and copyright applications, including, without limitation, the copyright registrations and applications listed on Exhibit A attached hereto and hereby made a part hereof, and all renewals, extensions and continuations of any of the foregoing, all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present or future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing (all of the foregoing are sometimes hereinafter individually and/or collectively referred to as the “Copyrights”);
     (ii) patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, all patentable inventions and those patents and patent applications listed on Exhibit B attached hereto and made a part hereof, and all reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing, and all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present or future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing (all of the foregoing are sometimes hereinafter individually and/or collectively referred to as the “Patents”);
     (iii) trademarks, trademark registrations, trademark applications, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith (other than “intent to use” applications until a verified statement of use is filed with respect to such applications), including, without limitation, the trademarks, trade names, service marks, registrations and applications listed on Exhibit C attached hereto and hereby made a part hereof, and all renewals, extensions and continuations of any of the foregoing, and all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present or future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing (all of the foregoing are sometimes hereinafter individually and/or collectively referred to as the “Trademarks”, provided, however the term “Trademarks” shall not include any trademarks, trade names, business names or service marks incorporating the word “Peerless.”);
     (iv) all license agreements between Mortgagor and any other party with respect to any of the Copyrights or any of the Patents or any of the Trademarks or any other copyright, patent, trademark, service mark or any registration or application for registration or any other trade name or tradestyle, whether Mortgagor is a licensor or licensee under any such license agreement, including, without limitation, the licenses listed on Exhibit D attached hereto and hereby made a part hereof, other than license agreements which, according to their terms, may not be assigned without the prior consent of the other Person party thereto (unless such consent has been obtained) (all of the foregoing license agreements and Mortgagor’s rights thereunder are referred to collectively as the “Licenses”); and
     (v) all rights corresponding to any of the foregoing throughout the world and the goodwill of Mortgagor’s business connected with and symbolized by the Trademarks.
          Upon the occurrence and during the continuance of an Event of Default, Mortgagee, on behalf of the Secured Parties, shall have the power, to the extent permitted by law, to exercise the rights and remedies of a secured party provided under the Financing Documents, including without limitation the right to sell the Copyrights, Patents, Trademarks and Licenses.
     3. Warranties, Representations and Covenants. For purposes of this Agreement, (a) the Copyrights listed on Exhibit A hereto, any other registered Copyrights and any other Copyrights material to Mortgagor’s business are collectively referred to as the “Material Copyrights”, (b) the Patents listed on Exhibit B hereto, any other registered Patents and any other Patents material to Mortgagor’s business are collectively referred to as the “Material Patents”, (c) the Trademarks listed on Exhibit C hereto, any other registered Trademarks and any other

Trademarks material to Mortgagor’s business are collectively referred to as the “Material Trademarks”) and (d) any Licenses added to Exhibit D hereto pursuant to Section 5, below, and any other Licenses material to Mortgagor’s business are collectively referred to as the “Material Licenses”. Mortgagor warrants and represents to Mortgagee that:
     (i) No Material Copyright, Material Patent or Material Trademark has been adjudged invalid or unenforceable or, has been cancelled, in whole or in part;
     (ii) Each Material Copyright, Material Patent and Material Trademark is valid and enforceable;
     (iii) Mortgagor is the sole and exclusive owner of the entire unencumbered right, title and interest in and to each Material Copyright, Material Patent and Material Trademark free and clear of any liens, charges and encumbrances, including, without limitation, licenses, shoprights and covenants by Mortgagor not to sue third parties;
     (iv) Mortgagor has no notice of any suits or actions commenced or threatened in writing with respect to any of the Material Copyrights, Material Patents or Material Trademarks;
     (v) Mortgagor has the unqualified right to execute and deliver this Mortgage and perform its terms;
     (vi) Mortgagor has no Material Licenses;
     (vii) Mortgagor has no notice of any infringement or unauthorized use presently being made of any of the Material Copyrights, Material Patents or Material Trademarks which would reasonably be expected to materially adversely affect the fair market value of the Material Copyrights, Material Patents or Material Trademarks or the benefits to Mortgagee of this Mortgage, including, without limitation, the priority or perfection of the security interest granted herein or the remedies of Mortgagee hereunder; and
     (viii) Mortgagor has no notice of any suits or actions commenced or threatened in writing with respect to any Material Copyright, Material Patent or Material Trademark.
     4. Restrictions on Future Agreements. Mortgagor agrees that until the Obligations (other than unasserted indemnity obligations) shall have been satisfied in full and the Financing Documents shall have been terminated (the “Financing

Documents Termination”), Mortgagor shall not, without the prior written consent of Mortgagee, sell or assign its interest in, or grant any license under, any Material Copyright, Material Patent, Material Trademark or Material License, or enter into any other agreement with respect to any Material Copyright, Material Patent, Material Trademark or Material License which is inconsistent with the obligations under this Mortgage, except to the extent permitted under the terms of the Indenture. Mortgagor further agrees that it shall not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action, which would adversely affect the validity or enforcement of the rights transferred to Mortgagee under this Mortgage.
     5. New Copyrights, Patents, Trademarks, and Licenses. Mortgagor represents and warrants that the Copyrights, Patents, Trademarks and Licenses listed on Exhibits A, B, and C, respectively, constitute all of the United States registered Copyrights, Patents and registered Trademarks now owned by Mortgagor and not abandoned. If, before the Financing Documents Termination, Mortgagor shall (i) become aware of any existing Copyrights, Patents, Trademarks or Licenses of which Mortgagor has not previously informed mortgagee; (ii) obtain rights to any new Copyrights, patentable inventions, Patents, Trademarks or Licenses, or (iii) become entitled to the benefit of any Copyrights, Patents, Trademarks or Licenses or any improvement on any Patent, the provisions of Section 2 above shall automatically apply thereto. Mortgagor hereby authorizes Mortgagee to modify this Mortgage by amending Exhibits A, B, C and D, as applicable, to include any such registered Copyrights, Patents, registered Trademarks and Material Licenses.
     6. Royalties; Term. The term of the security interests/mortgages granted herein shall extend until the earlier of (i) the expiration of each of the respective Copyrights, Patents, Trademarks and Licenses encumbered hereunder, and (ii) the Financing Documents Termination. Upon the occurrence of an Event of Default, Mortgagor agrees that the use by Mortgagee of all Copyrights, Patents, Trademarks and Licenses shall be worldwide and without any liability for royalties or other related charges from Mortgagee to Mortgagor.
     7. Release of Mortgage. This Mortgage is made for collateral purposes only. Upon Financing Documents Termination, Mortgagee shall take such actions as may be necessary or proper to terminate and release its security interest in the Copyrights, Patents, Trademarks, and Licenses created hereby and pursuant to the Financing Documents, subject to any disposition thereof which may have been made by Mortgagee pursuant hereto or pursuant thereto.
     8. Expenses. All reasonable expenses incurred in connection with the performance of any of the agreements set forth herein shall be borne by Mortgagor. All reasonable fees, costs and expenses, of whatever kind or nature, including reasonable attorneys’ fees and legal expenses, incurred by Mortgagee in connection with the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, maintenance fees, encumbrances or otherwise in protecting, maintaining or preserving the Copyrights, Patents, Trademarks and Licenses, or in defending or prosecuting any actions or proceedings arising out of or related to the Copyrights, Patents, Trademarks and Licenses, shall be borne by and paid by Mortgagor on written demand by Mortgagee and until so paid shall be added to the principal amount of the Obligations and shall bear interest at the then applicable rate as set forth in the Indenture.
     9. Duties of Mortgagor. Mortgagor shall have the duty, in each case as commercially reasonable (i) to file and prosecute diligently any copyright, patent, trademark or service mark applications material to Mortgagor’s business and pending as of the date hereof or thereafter until the Financing Documents Termination, (ii) to make application on uncopyrighted but copyrightable works, on unpatented but patentable inventions and on trademarks and service marks, as appropriate, material to Mortgagor’s business, (iii) to preserve and maintain all rights in the Material Copyrights, Material Patents, Material Trademarks and Material Licenses and (iv) to ensure that the Material Copyrights, Material Patents, Material Trademarks and Material Licenses are and remain enforceable (subject to any statutory expirations). Any expenses incurred in connection with Mortgagor’s obligations under this Section 9 shall be borne by Mortgagor. Mortgagor shall not abandon any right to file an application with respect to a copyright, patent, trademark or service mark that is material to Mortgagor’s business, or abandon any material Copyright, material Patent, material Trademark or material License, without the written consent of Mortgagee. If Mortgagor fails to comply with any of the foregoing duties, Mortgagee may perform said duties in Mortgagor’s name, to the extent permitted by law. Mortgagor agrees (i) to maintain the quality of any and all products in connection with which the Material Trademarks are used, consistent with the quality of said products as of the date hereof, except to the extent that the failure to perform any of the following would not reasonably be expected to have a Material Adverse Effect (as defined in the ABL Agreement as in effect on the date hereof), and (ii) to provide Mortgagee, upon Mortgagee’s request from time to time, with a certificate of an officer of Mortgagor certifying Mortgagor’s compliance with the foregoing. Upon the occurrence and during the continuation of an Event of Default, Mortgagor agrees that Mortgagee, or a conservator appointed by Mortgagee, shall have the right to establish such additional product quality controls as Mortgagee, or said conservator, in its sole judgment exercised in a commercially reasonable manner, may deem necessary to assure maintenance of the quality of products sold by Mortgagor under the Trademarks. Mortgagor shall promptly, upon demand, reimburse and indemnify Mortgagee for all reasonable costs and expenses of Mortgagee, including reasonable attorney’s fees and expenses so incurred by Mortgagee, in the exercise of its rights under this Section 9.
     10. Mortgagee’s Right to Sue. After the occurrence of an Event of Default, Mortgagee shall have the right, but shall in no way be obligated, to bring suit in its own name to enforce the Copyrights, Patents, Trademarks and Licenses, and, if Mortgagee shall commence any such suit, Mortgagor shall, at the request of Mortgagee, do any and all lawful acts and execute any and all proper documents required by Mortgagee in aid of such enforcement and Mortgagor shall promptly, upon demand, reimburse and indemnify Mortgagee for all reasonable costs and expenses incurred by Mortgagee, including reasonable attorneys’ fees and expenses so incurred by Mortgagee, in the exercise of its rights pursuant to this paragraph other than costs and expenses incurred by Mortgagee as a result of its gross negligence or willful misconduct.
     11. Waivers. No course of dealing among Mortgagor, Mortgagee and the other Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of Mortgagee or any other Secured Party, any right, power or privilege hereunder or under the Financing Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
     12. Severability. The provisions of this Mortgage are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Mortgage in any jurisdiction.
     13. Modification. This Mortgage cannot be altered, amended or modified in any way, except as specifically provided herein or by a writing signed by the parties hereto.
     14. Cumulative Remedies; Power of Attorney; Effect on Financing Documents. All of Mortgagee’s rights and remedies with respect to the Copyrights, Patents, Trademarks and Licenses, whether established hereby or by the Financing Documents, or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently. Upon the occurrence and during the continuation of an Event of Default, Mortgagor hereby authorizes Mortgagee to make, constitute and appoint any officer or agent of Mortgagee as Mortgagee may select, in its sole discretion, as Mortgagor’s true and lawful attorney-in-fact, with power to (i) endorse Mortgagor’s name on all applications, documents, papers and instruments necessary or desirable for Mortgagee in the use of any or all of the Copyrights, Patents, Trademarks and Licenses, or (ii) take any other actions with respect to any or all of the Copyrights, Patents, Trademarks and Licenses as Mortgagee deems to be in its best interest, or (iii) grant or issue any exclusive or non-exclusive license under any or all of the Copyrights, Patents, Trademarks or Licenses to any Person, or (iv) assign, pledge, convey or otherwise transfer title in or dispose of any or all of the Copyrights, Patents, Trademarks or Licenses to any Person, or (v) take any other actions with respect to any or all of the Copyrights, Patents, Trademarks and Licenses as Mortgagee deems to be in its best interests.

Mortgagor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney, being coupled with an interest, shall be irrevocable until the Financing Documents Termination. Mortgagor acknowledges and agrees that this Mortgage is not intended to limit or restrict in any way the rights and remedies of Mortgagee or any other Secured Party or their respective successors transferees and assigns under the Financing Documents but rather is intended to facilitate the exercise of such rights and remedies. Mortgagee and such other Secured Parties shall have, in addition to all other rights and remedies given it or them by the terms of this Mortgage and the Financing Documents, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code (or such other applicable law) as enacted in any jurisdiction in which the Copyrights, Patents, Trademarks or Licenses may be located.
     15. Binding Effect; Benefits. This Mortgage shall be binding upon Mortgagor and its respective successors and permitted assigns, and shall inure to the benefit of Mortgagee and the other Secured Parties, their successors, nominees and assigns.
     16. GOVERNING LAW. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.
     17. CONSENT TO FORUM AND WAIVERS. TO INDUCE MORTGAGEE AND THE OTHER SECURED PARTIES TO ENTER INTO THE INDENTURE AND TO PURCHASE THE NOTES, MORTGAGOR IRREVOCABLY AGREES THAT, SUBJECT TO MORTGAGEE’S SOLE AND ABSOLUTE ELECTION, ALL SUITS, ACTIONS OR OTHER PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS MORTGAGE OR ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH, SHALL BE SUBJECT TO LITIGATION IN THE COURTS OF THE STATE OF NEW YORK, SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, OR, AT THE MORTGAGEE’S OPTION, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. MORTGAGOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY SUCH COURT. MORTGAGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT AGAINST MORTGAGOR BY MORTGAGEE IN ACCORDANCE WITH THIS SECTION. MORTGAGOR AND MORTGAGEE HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY. MORTGAGOR FURTHER WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF MORTGAGEE.

     18. Headings. Paragraph headings used herein are for convenience only and shall not modify the provisions which they precede.
     19. Further Assurances. Mortgagor agrees to execute and deliver such further agreements, instruments and documents, and to perform such further acts, as Mortgagee shall request from time to time in order to carry out the purpose of this Mortgage and agreements set forth herein.
     20. Survival of Representations. All representations and warranties of Mortgagor contained in this Mortgage shall survive the execution and delivery of this Mortgage and shall be remade on the date of each issuance of Notes pursuant to the Indenture.

          IN WITNESS WHEREOF, Mortgagor has duly executed this Mortgage in favor of Mortgagee as of the date first written above.

NEENAH FOUNDRY COMPANY
By	/s/ Gary W. LaChey
Its Corporate Vice President - Finance
and Chief Financial Officer

AGREED AND ACCEPTED THIS
29th day of December, 2006.
THE BANK OF NEW YORK TRUST
COMPANY, N.A.,

By	/s/ Roxane Ellwanger
Its Assistant Vice President